Exhibit 99(a)(2)

ARTICLES SUPPLEMENTARY

OHIO NATIONAL FUND, INC.

Ohio National Fund, Inc. a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended, hereby files these Articles Supplementary for record in connection with the renaming and re-classification of certain shares of the corporation’s common stock.

FIRST: The corporation is duly registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to resolutions duly adopted at a meeting, the Board of Directors has re-classified certain shares of the corporation’s authorized common stock in accordance with Section 2- 105(c) of the Code of Maryland.

THIRD: Immediately before the re-classification of shares, the total number of shares of common stock of all classes that the corporation had authority to issue was one billion five hundred and fifty million (1,550,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of one billion five hundred and fifty million dollars ($1,550,000,000). Such shares have previously been designated in the following classes:

ON Bond Class	Twenty-two million shares
ON BlackRock Balanced Allocation Class	Twenty-two million shares
ON BlackRock Advantage International Equity Class	Fifty million shares
ON Janus Henderson Forty Class	Nine million shares
ON AB Small Cap Class	Seven million shares
ON AB Mid Cap Core Class	Four million shares
ON S&P 500® Index Class	Fifty million shares
ON S&P MidCap 400® Index Class	Thirty-one million shares
ON BlackRock Advantage Large Cap Value Class	Twenty-six million shares
ON Federated High Income Bond Class	Thirteen million shares
ON Nasdaq-100® Index Class	Twenty-two million shares
ON BlackRock Advantage Large Cap Core Class	Seventeen million shares
ON BlackRock Advantage Small Cap Growth Class	Eight million shares
ON BlackRock Advantage Large Cap Growth Class	Forty-two million shares
ON Risk Managed Balanced Class	One hundred seventy-five million shares
ON Federated Core Plus Bond Class	One hundred fifteen million shares
ON Moderately Conservative Model Class	Thirty-six million shares
ON Balanced Model Class	One hundred thirty million shares
ON Moderate Growth Model Class	Two hundred forty million shares
ON Growth Model Class	Forty-eight million shares
ON iShares Managed Risk Balanced Class	One hundred thirty-three million shares
ON iShares Managed Risk Moderate Growth Class	One hundred five million shares
ON iShares Managed Risk Growth Class	Ninety million shares
ON Janus Henderson US Low Volatility Class	One hundred fifty-five million shares

FOURTH: Immediately after the re-classification of shares, the total number of shares of common stock of all classes that the corporation has authority to issue is one billion five hundred and fifty million (1,550,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of one billion five hundred and fifty million dollars ($1,550,000,000). Such shares have been designated in the following classes:

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ON Bond Class	Twenty-two million shares
ON BlackRock Balanced Allocation Class	Twenty-two million shares
ON BlackRock Advantage International Equity Class	Fifty million shares
ON Janus Henderson Forty Class	Nine million shares
ON AB Small Cap Class	Seven million shares
ON AB Mid Cap Core Class	Four million shares
ON S&P 500® Index Class	Fifty million shares
ON S&P MidCap 400® Index Class	Thirty-one million shares
ON BlackRock Advantage Large Cap Value Class	Twenty-six million shares
ON Federated High Income Bond Class	Thirteen million shares
ON Nasdaq-100® Index Class	Twenty-two million shares
ON BlackRock Advantage Large Cap Core Class	Seventeen million shares
ON BlackRock Advantage Small Cap Growth Class	Eight million shares
ON BlackRock Advantage Large Cap Growth Class	Forty-two million shares
ON Risk Managed Balanced Class	One hundred seventy million shares
ON Federated Core Plus Bond Class	One hundred fifteen million shares
ON Moderately Conservative Model Class	Thirty-six million shares
ON Balanced Model Class	One hundred twenty million shares
ON Moderate Growth Model Class	Two hundred ten million shares
ON Growth Model Class	Forty-three million shares
ON iShares Managed Risk Balanced Class	One hundred thirty-three million shares
ON iShares Managed Risk Moderate Growth Class	One hundred five million shares
ON iShares Managed Risk Growth Class	Ninety million shares
ON Janus Henderson US Low Volatility Class	One hundred fifty-five million shares
ON AB Relative Value Class	Fifty million shares

All preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class shall be equal to those of all other classes, as set forth in Article FIFTH of the Articles of Restatement except as otherwise may be provided by the Investment Company Act of 1940 and Rules thereunder.

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Wherefore, Ohio National Fund, Inc. has caused these Articles Supplementary to be executed in Montgomery, Ohio, by its authorized officers this 17th day of November, 2021.

OHIO NATIONAL FUND, INC.

By:	/s/ Tara York	Attest:	/s/ Kimberly A. Plante
	Tara York, President		Kimberly A. Plante, Secretary

STATE OF OHIO	)
	)	ss.
COUNTY OF HAMILTON	)

I hereby certify that on the 17th day of November, 2021 before me, the subscriber, a Notary Public of the State of Ohio in and for the County aforesaid, personally appeared Tara York, President of Ohio National Fund, Inc., a Maryland corporation, and acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation, and that the matters set forth in said Articles Supplementary with respect to authorization and approval are true to the best of his knowledge, information and belief.

WITNESS my hand and Notarial Seal the day and year last above written.

Mary McMahan
Notary Public

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